EXHIBIT 10.3



     This Agreement (the "Agreement"), dated as of November 1, 2002 by and between Recom Management Systems, Inc., a Delaware corporation ("RECOM"), and Ellsworth Roston (the "Consultant").

     WHEREAS, RECOM and the Consultant desire to enter into an agreement whereby the Consultant will provide certain: (i) management; and (ii) intellectual property consulting services for RECOM on the terms and conditions hereinafter set forth; and

     WHEREAS, the Consultant is willing to provide such services for RECOM.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Engagement.

         a. Consultant hereby agrees to provide such services for RECOM as may be reasonably requested by the Board of Directors of RECOM as relates to management and intellectual property strategy.

         b. Consultant hereby agrees to serve on RECOM's Board of Directors for the Term of this Agreement.

     2. Extent of Services. Consultant agrees to perform such services to the best of his ability and in a diligent and conscientious manner. Consultant agrees to devote such time as is reasonably required to fulfill his duties hereunder. Under no circumstances shall Consultant be called upon, pursuant to this Agreement, to perform legal services for RECOM. RECOM acknowledges that Consultant has provided legal services appertaining and relating to certain patent rights that RECOM owns and intends to develop, and RECOM waives any conflict of interest involving the rendition of such services as it may relate to this Agreement.

     3. Term. The engagement of the Consultant hereunder by RECOM shall commence as of the date hereof and shall continue through November 1, 2004, unless earlier terminated pursuant to Section 5 hereof.

     4. Compensation. As compensation for the services contemplated herein and for performance rendered by the Consultant of his duties and obligations hereunder, RECOM shall pay to the Consultant or to the designee of Consultant's choosing: (i) 75,000 shares of RECOM's common stock which shall vest pro rata on a quarterly basis beginning on the date hereof and concluding on November 1, 2004; and (ii) Warrants to purchase an additional 150,000 shares of RECOM's common stock at an exercise price of $5.00 per share in RECOM's standard form of warrant to be prepared and delivered by RECOM within its discretion (the "Consulting Fee"). The entire Consulting Fee shall be deemed non-refundable and fully paid as of the date of execution hereof and there shall be no condition precedent to its full vesting in the manner set forth above. RECOM's sole obligation shall be to pay to the Consultant the amounts described in this Section 4 of this Agreement, and the Consultant is not and shall not be deemed an employee of RECOM for any purpose. Indeed, the parties hereto understand and agree that Consultant is able to provide the consulting services herein because he is on "loan out" to the Company from other entities with which Consultant is involved, and Consultant retains the full right to designate any person to receive the consideration hereunder within the sole discretion of Consultant.

     5. Termination. This Agreement shall be terminated as follows: (i) on such date as is mutually agreed by the parties in writing; or (ii) upon the expiration of the Term as set forth in Section 3; or (iii) by RECOM upon giving thirty (30) days prior written notice provided, however, that under no circumstances shall such termination cause the Compensation to be returnable in any way, shape or form; or (iv) by the death or disability of Consultant.

     6. Covenants. Consultant agrees to (a) faithfully and diligently do and perform the acts and duties required in connection with its engagement hereunder, and (b) not engage in any activity which is or likely is contrary to the welfare, interest or benefit of the business now or hereafter conducted by RECOM.

     7. Binding Effect. This Agreement will inure to the benefit of and shall be binding upon the parties hereto and their respective successors or assigns (whether resulting from any reorganization, consolidation or merger of either of the parties or any assignment to a business to which all or substantially all of the assets of either party are sold).

     8. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

     If to the Company:

          Recom Managed Systems, Inc.
          4705 Laurel Canyon
          Second Floor
          Studio City, CA 91607
          Attn: Board of Directors

If to Consultant:

          Ellsworth Roston
          at Mr. Roston's residential address set forth opposite his signature page below

     9. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

    10. Arbitration. Any dispute hereunder shall be settled by binding arbitration before the American Arbitration Association, with any judgment thereon to be final, binding and not subject to appeal or collateral attack.

    11. Integration Clause. This Agreement, along with the attachments hereto, constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings -- whether oral, written or both -- of the parties with respect to the subject matter hereof. In the case of this particular Agreement, there have been no prior or contemporaneous agreements, representations and understandings between or among the parties hereto, and the only agreement that formed the topic of negotiations and discussions is contained herein. The parties agree that this Agreement may not be modified and that no attempted modification by the parties shall be binding upon either party hereto unless contained in a written instrument executed by the party to be charged. Accordingly, this Agreement may not be so modified by a writing that is unsigned by the party to be charged and this Agreement may not be modified by any oral amendment, oral agreement or other oral modification. In fact, any oral amendment or written modification that remains unsigned by the party to be charged is invalid in that the parties intend that there is no consideration for any future promises that are not contained in writing and the parties hereto specifically agree that this be the case.

    12. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

    13. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

RECOM MANAGED SYSTEMS, INC.



By: /s/ Martin Fink
    Chief Executive Officer




/s/ Ellsworth Roston
    General Partner for Roston Enterprises
    Residential Address and Phone Number:
      2201 Canyonback Road
      Los Angeles, CA  90099
      (310) 476-3061